As filed with the Securities and Exchange Commission on March 24, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bottling Group, LLC
(Exact name of registrant as specified in charter)

Delaware	13-4042452
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Pepsi Way
Somers, New York 10589
(914) 767-6000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Steven M. Rapp, Esq.
Senior Vice President, General Counsel and Secretary
Bottling Group, LLC
One Pepsi Way
Somers, New York 10589
(914) 767-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copy to:
William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1131
(212) 474-3700 (facsimile)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered/ Proposed Maximum Offering Price per
Title of each class	Security/ Proposed Maximum Aggregate Offering Price/ Amount of
of Securities to be Registered	Registration Fee(1)(2)

Debt Securities

(Footnotes on next page)

(1)	Not applicable pursuant to Instruction II.E to Form S-3.

(2)	The registrant is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $8,090 that has already been paid with respect to $100,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108225 and were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, that unused amount of the registration fee paid with respect to Registration Statement No. 333-108225 shall be applied to pay the first $8,090 of the registration fee that will be payable with respect to this registration statement.

PROSPECTUS
Bottling Group, LLC
Debt Securities

        This prospectus relates to our offer and sale of our debt securities from time to time. The debt securities may be offered in one or more different series, each of which series will have terms and conditions distinct from the terms and conditions of each other series of debt securities offered pursuant to this prospectus. The terms and conditions of each series will be determined at the time we first offer debt securities that are a part of that series, and those terms and conditions may differ from the terms and conditions described in this prospectus. The amount of the debt securities of any series offered and the price at which those debt securities are offered will be determined at the time of each offering.
      This prospectus provides you with a description of certain material terms of the debt securities we may offer pursuant to this prospectus. When we make an offering of the debt securities of one or more series, we will provide a prospectus supplement that describes the specific terms and conditions of each series of debt securities being then offered to the extent those terms and conditions are not described in this prospectus or are different from the terms and conditions described in this prospectus. In addition, information in the prospectus supplement may supplement, update or change other information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.
      The specific terms of the debt securities of a series being offered and the specific terms of the offering to be described in the prospectus supplement or supplements relating to those debt securities or incorporated by reference herein will include:

•	the price at which those debt securities are being offered to the public,

•	the maturity date of the debt securities of that series,

•	the interest rate or rates for the debt securities of that series, which may be fixed or variable,

•	the times for payment of principal, interest and any premium with respect to the debt securities of that series,

•	any redemption provisions of the debt securities of that series in addition to those described herein, and

•	whether the debt securities then being offered will be listed on any stock exchange.
      A prospectus supplement may also contain other important information concerning our company, the debt securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that prospectus supplement and this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 24, 2006.

About This Prospectus	i
Where You Can Find More Information	i
Bottling Group, LLC	1
Ratio of Earnings to Fixed Charges	1
Use of Proceeds	2
Description of Debt Securities	3
Plan of Distribution	15
Legal Matters	16
Experts	16
EX-4.1: FORM OF SENIOR INDENTURE
EX-4.2: FORM OF DEBT SECURITY
EX-5.1: OPINION OF CRAVATH, SWAINE & MOORE LLP
EX-12.1: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF KPMG LLP
EX-23.3: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.4: CONSENT OF KPMG LLP
EX-25.1: STATEMENT OF ELIGIBILITY ON FORM T-1
ABOUT THIS PROSPECTUS
      This prospectus is part of a shelf registration statement that Bottling Group, LLC, or Bottling LLC, has filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, Bottling LLC may sell the debt securities described in this prospectus in one or more offerings from time to time. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement. For further information about our business and the debt securities, you should refer to the registration statement, its exhibits and the documents incorporated by reference in the registration statement. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of those documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
      This prospectus provides you with a general description of the securities Bottling LLC may offer. Each time Bottling LLC sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any material United States federal income tax considerations will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” In this prospectus, unless otherwise indicated, the words “we,” “our” and “us” refer to Bottling Group, LLC, a Delaware limited liability company, and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
      Bottling LLC files annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
      The SEC allows Bottling LLC to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

i

      We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, so long as the registration statement of which this prospectus is a part remains effective:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005
      • Current Report on Form 8-K, dated March 24, 2006
      You may request a copy of any filings referred to above, at no cost, by contacting us at the following address: Investor Relations, Bottling Group, LLC, Attention: Investor Relations, One Pepsi Way, Somers, New York 10589, telephone number (914) 767-6000.
      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Bottling LLC has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Bottling LLC will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information Bottling LLC previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

BOTTLING GROUP, LLC
      Bottling LLC is the principal operating subsidiary of The Pepsi Bottling Group, Inc., or PBG, and consists of substantially all of the operations and assets of PBG.
      We are the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. The beverages sold by us include PEPSI-COLA, DIET PEPSI, MOUNTAIN DEW, AQUAFINA, LIPTON BRISK, SIERRA MIST, DIET MOUNTAIN DEW, TROPICANA JUICE DRINKS, SOBE, and STARBUCKS FRAPPUCCINO. In addition to the foregoing, the beverages we sell outside the United States, include 7-UP, KAS, AQUA MINERALE, MIRINDA and MANZANITA SOL. In some of our territories, we have the right to manufacture, sell and distribute soft drink products of companies other than PepsiCo, Inc., or PepsiCo, including DR PEPPER and SQUIRT. We also have the right in some of our territories to manufacture, sell and distribute beverages under trademarks that we own, including ELECTROPURA, EPURA and GARCI CRESPO.
      We have the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages in all or a portion of 41 states and the District of Columbia in the United States, nine Canadian provinces, Spain, Greece, Russia, Turkey and all or a portion of 23 states in Mexico. We have an extensive direct store distribution system in the United States, Mexico and Canada. In Russia, Spain, Greece and Turkey, we use a combination of direct store distribution and distribution through wholesalers, depending on local marketplace considerations.
      Prior to its formation, Bottling LLC was an operating unit of PepsiCo. PepsiCo and PBG contributed bottling businesses and assets used in the bottling business to Bottling LLC in connection with the formation of Bottling LLC in 1999.
      We refer you to “Where You Can Find More Information” above.
RATIO OF EARNINGS TO FIXED CHARGES
      Bottling LLC’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Fiscal Years Ended

	Dec. 31, 2005		Dec. 25, 2004		Dec. 27, 2003		Dec. 28, 2002		Dec. 29, 2001

Ratio of earnings to fixed charges	5.13	x	5.35	x	5.05	x	6.21	x	5.09x
      We have calculated our ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings are before taxes, minority interest and cumulative effect of change in accounting principle, plus fixed charges (excluding capitalized interest) and losses recognized from equity investments, reduced by undistributed income from equity investments. Fixed charges include interest expense, capitalized interest and one-third of net rent expense, which is the portion of rent deemed representative of the interest factor. Since our formation in 1999, we have distributed, and in the future we intend to distribute, pro rata to our members sufficient cash so that the aggregate amount of cash distributed to PBG will enable it to pay its taxes and make interest payments on its $1 billion principal amount of 7% senior notes due 2029. Such distributions are not included in the calculation of fixed charges. Total distributions to our members in 2001, 2002, 2003, 2004 and 2005 were $223 million, $156 million, $97 million, $185 million and $181 million, respectively.

USE OF PROCEEDS
      Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes. The applicable prospectus supplement relating to the sale of securities will set forth our intended use for the net proceeds we receive from the sale of the debt securities. Pending the application of net proceeds, we may invest the net proceeds in short-term instruments with an original maturity of three months or less.

DESCRIPTION OF DEBT SECURITIES
      The debt securities will be direct obligations of Bottling LLC and will rank equally and ratably in right of payment with other indebtedness of Bottling LLC that is not subordinated. The debt securities will be issued under an indenture between us and JPMorgan Chase Bank, N.A., as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.
      The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this description of debt securities by reference.
      The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our managing directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.
      Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.
General
      We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:

•	the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued,

•	the title of the series of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the issue date,

•	whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities,

•	the date or dates on which we will pay the principal,

•	the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates,

•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any record date for the interest payable on any interest payment date,

•	the place or places where principal of and any premium and interest on the debt securities of the series will be payable,

•	any events of default in addition to those provided in the indenture,

•	any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations, and

•	any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.
      The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities, as described below under “Global Debt Securities.” The debt securities will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
      Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.
      Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.
Global Debt Securities
      The debt securities of any series, or a portion of such debt securities, may be issued in the form of one or more fully registered debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global debt securities will be issued in aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global debt security or debt securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global debt security representing all or a portion of the debt securities may not be transferred except as a whole by a depositary to a nominee of such depositary, or by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor depositary or a nominee of such successor depositary.
      The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
      Upon the issuance of a global debt security, the depositary for such global debt security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of persons that have accounts with such depositary, which we refer to as participants. The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global debt security or by participants or persons that hold beneficial interests through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global debt security.
      So long as the depositary for a global debt security, or its nominee, is the registered owner of such global debt security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of any debt securities under the indenture.
      Principal, premium, if any, and interest payments on debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of a global debt security representing such debt securities. We, the trustee or any paying agent for such debt securities will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or debt securities for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      We expect that the depositary for a series of debt securities, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security or debt securities for such debt securities as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global debt security or debt securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
      If a depositary for a series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities of such series in definitive form in exchange for the global debt security or debt securities representing such series of debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global debt securities and, in such event, will issue debt securities of such series in definitive form in exchange for the global debt security or debt securities representing such series of debt securities.
      Further, if we make this decision with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of such series may, on terms acceptable to us and the depositary for such global debt security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to have debt securities of the series represented by such global debt security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form. Debt securities of such series so issued in definitive form will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.
Optional Redemption
      Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we will not be required to make mandatory redemption or sinking fund payments prior to the maturity of any series of debt securities.
      Unless otherwise specified in the applicable prospectus supplement, we may redeem debt securities of any series at our option and in accordance with the provisions of the indenture, at any time, in whole or from time to time in part, on giving not less than 30 nor more than 60 days’ notice prior to the redemption date at a redemption price equal to the greater of:

•	100% of the principal amount of the debt securities being redeemed, or

•	as determined by one of the Reference Treasury dealers appointed by the trustee after consultation with us, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury rate, as defined in the indenture, plus the number of basis points, if any, provided for with respect to such series of debt securities being redeemed;

plus, in either of the above cases, accrued and unpaid interest on the debt securities being redeemed to, but not including, the redemption date.
      The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.
      “Treasury rate” means, with respect to any redemption date for any debt securities:

•	the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable Treasury issue. If no maturity is within three months before or after the remaining term of the debt securities to be redeemed, yields for the two published maturities most closely corresponding to the comparable Treasury issue will be calculated, and the Treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or

•	if the foregoing statistical release (or any successor statistical release) is not published during the week preceding the date of calculation of the redemption price or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable Treasury issue, calculated using a price for the comparable Treasury issue (expressed as a percentage of its principal amount) equal to the comparable Treasury price for such redemption date will be used.
      The Treasury rate will be calculated on the third business day preceding the redemption date.
      “Comparable Treasury issue” means the United States Treasury security selected by one of the Reference Treasury dealers appointed by the trustee after consultation with us as having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of debt securities.
      “Comparable Treasury price” means, with respect to the redemption date for any series of debt securities:

•	the average of four Reference Treasury dealer quotations for the redemption date, after excluding the highest and lowest such Reference Treasury dealer quotations; or

•	if the trustee obtains fewer than four such Reference Treasury dealer quotations, the average of all such quotations.
      “Reference Treasury dealer” means four primary U.S. Government securities dealers in New York City (each of which we refer to as a primary Treasury dealer) either named in the applicable prospectus supplement or appointed by the trustee in consultation with us; provided, however, that if any such Reference Treasury dealer ceases to be a primary Treasury dealer, we will substitute therefor another primary Treasury dealer.
      “Reference Treasury dealer quotations” means, with respect to each Reference Treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable Treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury dealer at 5:00 p.m. on the third business day preceding the redemption date.

      We will mail a notice of redemption to each holder of debt securities to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the debt securities or portions thereof called for redemption. If fewer than all of the debt securities are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called by such method as such trustee deems fair and appropriate.
      We may provide for optional redemption provisions with respect to a series of debt securities in addition to, or in substitution of, the provisions described above and may provide with respect to a series of debt securities for an optional redemption provision identical to such provision but containing different definitions of the terms “comparable Treasury issue,” “comparable Treasury price,” “Reference Treasury dealer,” “Reference Treasury dealer quotations” and “Treasury rate.”
Events of Default and Remedies
      The indenture will provide that the occurrence of any of the following events will constitute an event of default under the indenture with respect to debt securities of any series:

•	our failure to make any payment, when due, of principal or premium, if any, on such series of the debt securities;

•	our failure to make any payment, when due, of interest on such series of the debt securities for 30 days;

•	our failure to observe or perform any of our other covenants or warranties under the indenture for the benefit of the holders of such series of debt securities that continues for 90 days after written notice is given to us;

•	certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us); and

•	the acceleration of maturity of any debt of PBG or the debt of any of PBG’s restricted subsidiaries (including us), having a then outstanding principal amount in excess of $75 million by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing such debt or the failure to pay at the stated maturity (and the expiration of any grace period) any debt of PBG or the debt of any of PBG’s restricted subsidiaries (including us) having a then outstanding principal amount in excess of $75 million.
      No event of default with respect to a single series of debt securities issued under the indenture (and under or pursuant to any supplemental indenture and a resolution of our managing directors) necessarily constitutes an event of default with respect to any other series of debt securities.
      If any event of default with respect to a series of debt securities (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us)) occurs and is continuing, then either the trustee or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may declare the principal of all outstanding debt securities of such series and interest on the outstanding debt securities of such series to be immediately due and payable by notice in writing to us (and to the trustee if given by holders of a majority in aggregate principal amount of the outstanding notes). If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us) occurs, then the principal of and interest on all the debt securities then outstanding as of the date of such event of default will become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time before a judgment or decree for payment of the money due has been obtained by the trustee as will be provided in the indenture, declarations of acceleration with respect to a series of debt securities may be rescinded or annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series by written notice to us and the trustee, with certain exceptions, as described below.
      The indenture will require the trustee to give to the holders of the debt securities notice of all uncured defaults known to the trustee within 90 days after the occurrence of such default (the term “default” used here includes the events of default summarized above, exclusive of any grace period or requirement that notice of default be given); provided, however, that except in the case of a default in the payment of principal of or interest or premium, if any, on the outstanding debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding debt securities.
      No holder of any debt securities of any series may institute any action under the indenture, unless and until:

•	such holder has given the trustee written notice of a continuing event of default;

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders has or have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.
      The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture will provide that if an event of default has occurred and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The indenture will further provide that the trustee will not be required to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the indenture, if the trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.
      The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default with respect to the debt securities of such series, except a default not already cured in the payment of any principal of or interest or premium, if any, on any debt securities of such series, or in respect of a covenant or provision in the indenture that cannot be modified without the consent of the holder of each outstanding debt security of such series. We refer you to “— Modification of the Indenture” below.
      We will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate signed by certain of our officers stating whether such officers have obtained knowledge of any default and, if such officer has obtained knowledge of any default, specifying each such default of which the signer has knowledge and the nature thereof.
Certain Covenants
      The indenture will contain covenants including, among others, the following:
      Limitation on liens. The indenture will provide that we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a mortgage, pledge or lien, which we refer to collectively as liens, on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or such restricted subsidiary secures or we cause such restricted subsidiary to secure all the outstanding debt securities (and any of our or such restricted subsidiary’s other debt, at our option or such restricted subsidiary’s option, as the case may be, not subordinate to the debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.
      These restrictions will not, however, apply to debt secured by:

(1) liens existing prior to the initial issuance of debt securities of a series;

(2) liens on property of or shares of stock of (or other interests in) any entity existing at the time such entity becomes our restricted subsidiary;

(3) liens on property of or shares of stock of (or other interests in) any entity existing at the time of acquisition of such shares (or other interests) or property (including acquisition through merger or consolidation);

(4) liens securing indebtedness incurred to finance all or any part of the purchase price of property or the cost of construction on such property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such lien and the indebtedness secured thereby are incurred within 365 days after the later of (a) acquisition of such property or the completion of construction (or addition, repair, alteration or improvement) thereon and (b) the commencement of full operation thereof;

(5) liens in favor of us or any of our restricted subsidiaries;

(6) liens in favor of, or required by contracts with, governmental entities; or

(7) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (6), provided that in the case of a lien permitted under clause (1), (2), (3), (4) or (5), the debt secured is not increased nor the lien extended to any additional assets.
      Notwithstanding the foregoing, the indenture will provide that we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of exempted debt does not exceed 15% of our consolidated net tangible assets.
      These restrictions on secured debt will not apply to PBG. The indenture will not restrict PBG from incurring secured debt (including debt secured by our membership interests), and upon such incurrence, PBG will not be required to secure the debt securities equally and ratably with such secured debt.
      Definitions. The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Consolidated net tangible assets” means the total amount of our assets and our subsidiaries’ assets, minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	the amount of assets resulting from write-ups of capital assets of us and our subsidiaries (except write-ups in connection with accounting for acquisitions in accordance with generally accepted accounting principles in the United States, or U.S. GAAP);

•	all current liabilities of us and our subsidiaries (excluding any intercompany liabilities); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our and our subsidiaries’ latest quarterly or annual consolidated balance sheets, prepared in accordance with U.S. GAAP.

“Debt” means any of our indebtedness for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case that would appear on our consolidated balance sheet as a liability.

“Exempted debt” means the sum, without duplication, of the following items outstanding as of the date exempted debt is being determined:

•	debt incurred after the date of the indenture and secured by liens created or assumed or permitted to exist on any principal property or on any shares of stock of any of our restricted subsidiaries, other than debt secured by liens described in clauses (1) through (7) under “— Limitation on liens” and

•	our and our restricted subsidiaries’ attributable debt in respect of all sale and lease-back transactions with regard to any principal property, other than sale and lease-back transactions permitted under the second paragraph under “— Limitation on sale and lease-back transactions.”

“Principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our subsidiaries located in the 50 states of the United States of America, the District of Columbia or Puerto Rico, other than a plant, warehouse, office building, or a portion thereof that, in the opinion of our managing directors evidenced by a resolution, is not of material importance to the business conducted by us and our subsidiaries taken as an entirety.

“Restricted subsidiary” of us or PBG means any current or future subsidiary (1) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the 50 states of the United States of America, the District of Columbia or Puerto Rico and which is not a foreign corporation and (2) which owns or leases any principal property.

“Subsidiary” of any specified entity means any entity at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by the specified entity or by one or more of its subsidiaries, or both.
      Limitation on sale and lease-back transactions. We have agreed that under the indenture we will not, and will not permit any of our restricted subsidiaries to, sell or transfer, directly or indirectly, except to us or any of our restricted subsidiaries, any principal property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued.
      These restrictions will not, however, apply, and we or any of our restricted subsidiaries may sell a principal property and lease it back for a period longer than three years:

•	if we or such restricted subsidiary would be entitled, pursuant to the covenant applicable to us or such restricted subsidiary, as the case may be, described under “— Limitation on liens” above, to create a lien on the property to be leased securing debt in an amount equal to the attributable debt with respect to the sale and lease-back transaction, without equally and ratably securing the outstanding debt securities; or

•	if:

(1) we promptly inform the trustee of such transactions;

(2) the net proceeds of such transactions are at least equal to the fair value (as determined by a resolution of our managing directors) of such property; and

(3) we cause an amount equal to the net proceeds of the sale to be applied either:

(a)	to the retirement (whether by redemption, cancellation after open-market purchases, or otherwise), within 365 days after receipt of such proceeds, of funded debt (which need not include the debt securities) having an outstanding principal amount equal to such net proceeds; or

(b)	to the purchase or acquisition (or in the case of property, the construction) of property or assets used in our or any of our restricted subsidiaries’ businesses within 365 days after receipt of such proceeds.

      Notwithstanding the foregoing paragraph, we or any of our restricted subsidiaries may enter into sale and lease-back transactions in addition to those permitted by this limitation, and without any obligation to retire any outstanding funded debt or to purchase property or assets, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, the aggregate amount of exempted debt does not exceed 15% of our consolidated net tangible assets.
      These restrictions on sale and lease-back transactions will not apply to PBG.
      “Attributable debt” for a lease, as used in the above description, means the aggregate of present values (discounted at a rate per annum equal to the weighted average interest rate borne by all outstanding debt securities under the indenture and compounded semiannually) of our or any of our restricted subsidiaries’ obligations for net rental payments during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges. Attributable debt may be reduced by the present value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the leased property.
      “Funded debt” means all debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at our option, beyond one year from its creation.
      Consolidation, merger or transfer. The indenture will provide that we may consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company) that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia, and may permit any such entity to consolidate with or merge into us or to transfer or lease all or substantially all of its assets to us; provided that:

•	we will be the surviving entity or, if not, that the successor will expressly assume by a supplemental indenture the due and punctual payment of principal of and interest and premium, if any, on the debt securities and the performance of every covenant of the indenture to be performed or observed by us;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease complies with the indenture.
In the event of any such consolidation, merger, transfer or lease, any such successor will succeed to and be substituted for us as issuer on the debt securities with the same effect as if it had been named in the indenture as the issuer.
      Reports to holders. The indenture will provide that we will comply with the provisions of Section 314(a) and 314(c) of the Trust Indenture Act.

Satisfaction and Discharge; Defeasance of Covenants
      The indenture will provide that it will be discharged with respect to the debt securities of a series and will cease to be of further effect as to all such debt securities (except as to any surviving rights of transfer or exchange of such debt securities expressly provided for in the indenture) and the trustee, on our demand and at our expense, will execute proper instruments acknowledging the discharge of the indenture with respect to the debt securities of such series when:

•	either:

(1) all debt securities of such series previously authenticated and delivered (except mutilated, lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation; or

(2) all debt securities of such series not delivered to the trustee cancelled or for cancellation (a) have become due and payable, or (b) will, in accordance with their maturity date, become due and payable within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us; and in any of the cases described in (2)(a), (b) or (c) above, we have deposited irrevocably with the trustee sufficient U.S. dollars or U.S. governmental securities to pay and discharge the principal of and interest and premium, if any, and any other sums due on the debt securities of such series to the date of such deposit (in the case of debt securities of such series that have become due and payable), or to maturity or redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable by us with respect to the debt securities of such series under the indenture;

•	in the event of a deposit or defeasance in the cases described in clause (2) above, no event of default or event which with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing with respect to such series of debt securities on the date of such deposit;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with, and, in the event of a deposit or defeasance in the cases described in clause (2) above, in the case of the opinion of counsel, stating:

(1) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

(2) such deposit and defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we are a party.
      The indenture will also provide that, at our option, we will be discharged from any and all obligations with respect to the debt securities of any series on the 123rd day after our satisfaction of the conditions described below (except for certain obligations with respect to the registration, transfer and exchange of any debt securities of such series, to replace any debt securities of such series that have been stolen, lost, mutilated, or destroyed, to maintain paying agencies to deposit moneys sufficient to pay and discharge the debt securities of such series, to hold moneys for payment in trust in respect of such series of debt securities and to compensate and reimburse the trustee), which we refer to as legal defeasance, or we need not comply with certain covenants of the indenture applicable to us with respect to such series of debt securities (including those described in “— Certain Covenants” above), which we refer to as covenant defeasance, in each case:

•	if we have deposited, or caused to be deposited, irrevocably with the trustee sufficient U.S. dollars or U.S. government securities to pay and discharge the principal of and interest and premium, if any, and any other sums due on the debt securities of such series to the date of such deposit (in the case of debt securities of such series that have become due and payable), or to maturity or redemption, as the case may be;

•	no event of default or event which with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing with respect to the debt securities of such series on the date of such deposit;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to legal or covenant defeasance, as the case may be, have been complied with, and, in the case of the opinion of counsel, stating that:

(1) such deposit and defeasance will not cause the holders of such series of debt securities to recognize income, gain or loss for federal income tax purposes as a result of our exercise of such option, and such holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised (and, in the case of legal defeasance only, such opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related Treasury regulations after the date of the indenture); and

(2) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

•	with respect to legal defeasance only, 123 days will have passed during which no event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us or any of our restricted subsidiaries has occurred.
Modification of the Indenture
      In general, our rights and obligations and the rights of the holders of any series of debt securities under the indenture may be modified if the holders of a majority in aggregate principal amount of the debt securities of all series (voting as a class) affected by the modification consent to it. However, the indenture will provide that, unless each affected holder of each such series of debt securities agrees, the amendment cannot:

•	change the maturity date, reduce the principal amount or any amount of interest we have to pay, change the method of computing the interest, change any place of payment, change the currency in which we have to make any payment of principal of or interest or premium, if any, or impair any right of the holder of the debt security to bring suit for payment;

•	reduce the percentage of the principal amount of the relevant series of debt securities whose holders must consent to an amendment or waiver; or

•	make any change to the provisions of the indenture concerning modification contained in this paragraph or waivers of defaults or events of default by holders of the debt securities of such series, except to increase any required percentage of holders set forth in such provision.
      The indenture will provide that we and the trustee may amend the indenture without the consent of any of the holders of the debt securities of any series to:

(1) evidence the succession of another corporation to us in accordance with the provisions of the indenture;

(2) add to our covenants (if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly included solely for the benefit of such series);

(3) surrender any of our rights or powers;

(4) cure any ambiguity or defect, correct or supplement any provision of the indenture which may be inconsistent with any other provisions of the indenture;

(5) add any provisions expressly permitted by, or required to qualify the indenture under, the Trust Indenture Act;

(6) comply with the Trust Indenture Act as then in effect;

(7) evidence and provide for the acceptance of a successor trustee;

(8) add to the rights of the holders of the debt securities;

(9) provide for the issuance of and establish the form or forms and terms and conditions of any series of debt securities as permitted by the indenture;

(10) establish additional events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series); and

(11) conform the indenture to this “Description of Debt Securities” or to the section describing the terms of the debt securities in any prospectus supplement pursuant to which such debt securities are issued, provided that no modification may be made with respect to the matters described in clause (2), (3), (4), (8) or (10) above, if to do so would adversely affect the interests of the holders of any outstanding debt securities.
      A supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
Concerning the Trustee
      JPMorgan Chase Bank, N.A. will be the trustee under the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture. As used in the indenture, “trustee” includes each person who is a trustee under the indenture, and if at any time there is more than one such person, “trustee” as used with respect to the debt securities of any series, will be the trustee with respect to the debt securities of that series.
      We and PBG and our respective subsidiaries or affiliates have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business.
Governing Law
      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
      Bottling LLC may sell debt securities to one or more underwriters for public offering and sale by them, or may sell debt securities to institutional investors directly, or through agents who solicit or receive offers on our behalf, or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular debt securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds to Bottling LLC from that sale;

•	the expenses of the offering;

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	the securities exchanges, if any, on which the debt securities will be listed.
      Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of debt securities, underwriters or agents may be deemed to have received compensation from Bottling LLC in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
      Underwriters, dealers and agents who participate in the distribution of debt securities and their controlling persons may be entitled, under agreements that may be entered into with Bottling LLC, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
      If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except:

•	the purchase by that institution of the debt securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject, and

•	if the debt securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the debt securities less the principal amount covered by delayed delivery contracts.
      Each series of offered debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by Bottling LLC for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

      Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
      The underwriters may from time to time make loans to us and PBG and our respective subsidiaries or affiliates and may perform other services for us and PBG and our respective subsidiaries or affiliates in the normal course of their business, including investment banking, commercial banking and other financial services, for which they may receive customary compensation.
LEGAL MATTERS
      Cravath, Swaine & Moore LLP will issue an opinion concerning the validity of the offered debt securities for Bottling LLC. Any underwriter, dealer or agent will be advised about other legal issues relating to any offering by its own legal counsel.
EXPERTS
      The consolidated financial statements and the related financial statement schedule of Bottling LLC incorporated in this prospectus by reference from Bottling LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of PBG incorporated in this prospectus by reference from the incorporation by reference in Bottling LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
      The consolidated financial statements and schedule of Bottling LLC as of December 25, 2004, and for each of the years in the two-year period ended December 25, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of PBG as of December 25, 2004, and for each of the years in the two-year period ended December 25, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the estimated expenses, other than underwriting discounts and commissions (all of which will be paid by Bottling LLC), to be incurred in connection with the registration and sale of the securities:

SEC registration fee	(1)
Rating agency fees and listing fees(2)	$371,000
Legal fees and expenses(2)	200,000
Accounting fees and expenses(2)	135,000
Trustees’ and Depositary’s fees and expenses(2)	12,500
Printing fees(2)	50,000
Miscellaneous(2)	20,000

Total	$788,500

(1)	This registration statement relates to the registration of debt securities having an indeterminate maximum aggregate principal amount. The registration fee will be calculated and paid in accordance with Rule 457(r) of the SEC.

(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time. In addition, as the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15.	Indemnification of Directors and Officers
      Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement. Section 12.1 of the amended and restated limited liability company agreement of Bottling LLC provides that none of the managing directors or members, or any officers, directors, stockholders, partners, employees, representatives, consultants or agents of either of the foregoing, nor any officer, employee, representative, consultant or agent of Bottling LLC or any of its affiliates (referred to individually, as a Covered Person and, collectively, as the Covered Persons) shall be liable to Bottling LLC or any other person for any act or omission (in relation to Bottling LLC and the conduct of its business, the limited liability company agreement, any related document or any transaction contemplated by any such documents) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission was in, or was not contrary to, the best interests of Bottling LLC. Section 12.2 of the amended and restated limited liability company agreement of Bottling LLC provides that Bottling LLC shall indemnify and hold harmless each managing director, member and officer of Bottling LLC and each officer or director of any member (referred to individually, as an Indemnified Person and, collectively, as the Indemnified Persons) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of Bottling LLC, or which relates to or arises out of Bottling LLC or its property, business or affairs. Bottling LLC shall pay in advance any legal or other expenses incurred in investigating or defending against any loss, claim, damage or liability which may be subject to indemnification, upon receipt of an undertaking from the Indemnified Person on whose behalf such expenses are paid to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by Bottling LLC. Bottling LLC has purchased insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities subject to indemnification. Upon a determination by the managing directors, Bottling LLC may provide indemnification to any employees, representatives, agents or consultants of Bottling LLC to the same extent provided to Indemnified Persons.
      The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement will contain provisions regarding indemnification of Bottling LLC’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters, dealers or agents or their controlling persons may be required to make in respect of those liabilities.

Item 16.	Exhibits

1.1	Form of Underwriting Agreement(a)
4.1	Form of Indenture of Bottling LLC(b)
4.2	Form of Debt Security(b)
5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities(b)
12.1	Computation of Ratio of Earnings to Fixed Charges(b)
23.1	Consent of Deloitte & Touche LLP for Bottling Group, LLC(b)
23.2	Consent of KPMG LLP for Bottling Group, LLC(b)
23.3	Consent of Deloitte & Touche LLP for The Pepsi Bottling Group, Inc.(b)
23.4	Consent of KPMG LLP for The Pepsi Bottling Group, Inc.(b)
23.5	Consent of Cravath, Swaine & Moore LLP contained in the opinion filed as Exhibit 5.1 hereto
24.1	Power of Attorney of certain officers and directors (included in the signature page)
25.1	Statement of Eligibility of JPMorgan Chase Bank, N.A., as the Senior Trustee on Form T-1(b)

(a)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

(b)	Filed herewith.

Item 17.	Undertakings
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering, containing material information about the undersigned registrant or its securities, provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

      Pursuant to the requirements of the Securities Act of 1933, Bottling Group, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, as of the 24th day of March, 2006.

BOTTLING GROUP, LLC

By	/s/ John T. Cahill

John T. Cahill
Principal Executive Officer
POWER OF ATTORNEY
      Each of the undersigned officers and managing directors of Bottling Group, LLC hereby constitutes and appoints Steven M. Rapp and David Yawman, her or his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign this Registration Statement of Bottling Group, LLC on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ John T. Cahill John T. Cahill	Principal Executive Officer and Managing Director

/s/ Alfred H. Drewes Alfred H. Drewes	Principal Financial Officer

/s/ Andrea L. Forster Andrea L. Forster	Principal Accounting Officer

/s/ Steven M. Rapp Steven M. Rapp	Managing Director

/s/ Matthew M. McKenna Matthew M. McKenna	Managing Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement(a)
4.1	Form of Indenture of Bottling LLC(b)
4.2	Form of Debt Security(b)
5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities(b)
12.1	Computation of Ratio of Earnings to Fixed Charges(b)
23.1	Consent of Deloitte & Touche LLP for Bottling Group, LLC(b)
23.2	Consent of KPMG LLP for Bottling Group, LLC(b)
23.3	Consent of Deloitte & Touche LLP for The Pepsi Bottling Group, Inc.(b)
23.4	Consent of KPMG LLP for The Pepsi Bottling Group, Inc.(b)
23.5	Consent of Cravath, Swaine & Moore LLP contained in the opinion filed as Exhibit 5.1 hereto
24.1	Power of Attorney of certain officers and directors (included in the signature page)
25.1	Statement of Eligibility of JPMorgan Chase Bank, N.A., as the Senior Trustee on Form T-1(b)

(a)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

(b)	Filed herewith.